Exhibit 10.19

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of June 28, 2016, is entered into by and among CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), International Assets Advisory, LLC, a Delaware limited liability company, as dealer manager for the Company (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company is registering for sale in a public offering (the “Offering”) a minimum of (a) 400,000 units, having a purchase price of $25 per unit, for an aggregate offering amount of $10,000,000, consisting of (i) 400,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and (ii) warrants (“Warrants”) to purchase 100,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Minimum Amount”), and a maximum of (b) 36,000,000 units, having a purchase price of $25 per unit, for an aggregate offering amount of $900,000,000, consisting of (i) 36,000,000 shares of Series A Preferred Stock, and (ii) Warrants to purchase 9,000,000 shares of Common Stock (collectively, the “Securities”), pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-210880), as amended from time to time (the “Offering Document”);

WHEREAS, the Dealer Manager has been engaged by the Company to offer and sell the Securities on a reasonable best efforts basis in the Offering through a network of participating broker-dealers retained by the Dealer Manager (the “Dealers”);

WHEREAS, the Company and the Dealer Manager desire to establish an escrow account (the “Escrow Account”) as further described herein and to deposit funds received from subscribers subscribing to purchase Securities (“Subscribers”) with the Escrow Agent in the Escrow Account, to be held for the benefit of the Subscribers and the Company until such time as subscriptions for the Minimum Amount have been deposited into the Escrow Account in accordance with the terms of this Escrow Agreement; and

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Escrow of Subscriber Funds.

(a)           On or before the date the Offering Document is declared effective by the Securities and Exchange Commission (the “SEC’), the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for CIM Commercial Trust Corporation.”

(b)           Escrow Agent shall have no duty to make any disbursement, investment or other use of all checks, wire transfers and other funds received from Subscribers via “Direct Registration Settlement” (as described in the Offering Document) in payment for the Securities (“Subscriber Funds”) until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such return, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

2.                                      Operation of the Escrow.

(a)           Until such time as the Company has received subscriptions for Shares resulting in gross subscription proceeds equal to the Minimum Amount (as notified in writing to the Escrow Agent by the Company and the Dealer Manager) and the funds in the Escrow Account are disbursed from the Escrow Account in accordance with Section 2(b) hereof, Subscribers will be instructed by the Dealer Manager or Dealers to make checks, drafts, wires, Automated Clearing House (ACH) or money orders (“Instruments of Payment”) for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for CIM Commercial Trust Corporation”.  Completed subscription agreements and Instruments of Payment for the purchase price shall be remitted to the Escrow Agent at the address as provided for in Section 9, and wire payments shall be transmitted directly to the Escrow Account. Any Instruments of Payment made payable to a party other than the Escrow Agent shall be returned to the Dealer Manager or the Dealer who submitted such Instrument of Payment. When the Dealer’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Agreement (as defined below) are initially received by the Dealer, by the end of the next business day after receipt of any Instruments of Payment and Subscription Agreement, the Dealer will send to the Escrow Agent such Instruments of Payment along with each Subscriber’s subscription agreement, form of which is an exhibit to the Offering Document (the “Subscription Agreement”). When the Dealer’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Dealer shall transmit the Instruments of Payment and the Subscription Agreement to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Agreement, and then the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Agreement, forward the Instruments of Payment and the Subscription Agreement to the Escrow Agent; provided the Escrow Agent shall have no obligation with respect to the collection of such Subscription Agreement. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Escrow Agreement. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to the satisfaction of the Minimum Amount, the Escrow Agent shall promptly notify the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment. Prior to the termination of this Escrow Agreement, neither the Company nor the Dealer Manager will be entitled to any funds received into the Escrow Account.

(b)           If at any time on or prior to the close of business on June 28, 2018, or June 28, 2019 if the Offering is extended to such date by the Company (the “Closing Date”), the Minimum Amount has been raised or at the written instruction of the Company, the Escrow Agent shall notify the Company and the Dealer Manager and the funds in the Escrow Account shall remain in the Escrow account until the Escrow Agent receives written instruction from the Company and the Dealer Manager stating that the Minimum Amount has been timely raised and authorizing the delivery of such Subscriber Funds as the Company and Dealer Manager shall jointly direct in writing. Thereafter, the Escrow Agent shall release funds and any interest or other income earned thereon from the Escrow Account as directed by the Company pursuant to written instruction that the Company shall provide to the Escrow Agent from time to time.

(c)           After the satisfaction of the provisions of this Section 2 with respect to the disbursement of funds, in the event that the Company receives subscriptions made payable to the Escrow Agent, subscription proceeds may continue to be received in the Escrow Account, but to the extent that the process shall not be required to be held in escrow due to the Company reaching the Minimum Amount, the proceeds, at the instruction of the Company to the Escrow Agent, shall be transferred from the Escrow Account to the Company, unless otherwise directed in writing by the Company.

(d)           If, as of the close of business on the Closing Date, the funds in the Escrow Account do not equal or exceed the Minimum Amount, the Escrow Agent shall promptly so notify the Company and the Dealer Manager. Within ten (10) days following the Company’s receipt of such notice, the Escrow Agent shall promptly return directly to each Subscriber, (i) by check or wire transfer, the Subscriber Funds deposited in the Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with this Escrow Agreement), or (ii) the Instruments of Payment delivered to the Escrow Agent with respect to such Subscriber’s subscription if such Instrument of Payment has not been processed for collection prior to such time, in either case, together with any interest income thereon (subject to any applicable withholding as described in Section 8). However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments.

3.                                      Identity of Subscribers.

The Company or the Dealer Manager shall furnish to the Escrow Agent with each delivery of an Instrument of Payment, a list of the Subscribers who have paid for the Securities showing the name, address, tax identification number, amount and class of Securities subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Subscribers shall be provided to the Escrow Agent in the format set forth on Exhibit A to this Escrow Agreement (the “List of Subscribers”). All Subscriber Funds deposited in the Escrow Account shall not be subject to any liens or charges by the Company, the Dealer Manager or the Escrow Agent, or judgments or creditors’ claims against the Company, until and unless released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Subscriber Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to this Escrow Agreement. The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfil its obligations as Escrow Agent hereunder. The Company, the Dealer Manager and the Escrow Agent will treat all Subscriber information as confidential. The Escrow Agent shall not be required to accept any funds from Subscribers that are not accompanied by the information on the List of Subscribers.

4.                                      Rejected Subscriptions.

In the event the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company or the Dealer Manager has rejected a Subscriber’s subscription, the Escrow Agent shall pay directly to the applicable Subscriber, within ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Subscribers, or at such other address or wire instructions as are furnished to the Escrow Agent by the Subscriber in writing, all collected sums paid by the Subscriber for Securities and received by the Escrow Agent, together with all interest earned thereon (subject to any applicable withholding as described in Section 8).

5.                                      Term of Escrow.

Unless otherwise provided in this Escrow Agreement, final termination of this Escrow Agreement shall occur on the date that (a) all funds held in the Escrow Account are distributed either to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account, (b) all funds held in the Escrow Account are distributed to a successor escrow agent upon written instructions from the Company or (c) the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company terminated the Offering and the Escrow Agent has distributed all funds held in accordance with this Escrow Agreement. After the termination of this Escrow Agreement, the Company and the Dealer Manager shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Subscribers.

6.                                      Duty and Limitation on Liability of the Escrow Agent.

(a)           The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. Neither the Offering documents, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.

(b)           The Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with the requirements of the Offering or applicable securities or other laws in tendering the Subscriber Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company or the Dealer Manager and any other party.

(c)           The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order, opinion or advice of counsel, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order, or other document. Upon or before the execution of this Escrow Agreement, the Company and the Dealer Manager shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit B to this Escrow Agreement, which list may be updated by the Company or Dealer Manager from time to time upon notice to the Escrow Agent. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are adversely affected, unless it shall give its prior written consent thereto. The Escrow Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company and by the Dealer Manager, acting jointly and severally, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Escrow Agreement.

(d)           The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its reasonable satisfaction.

(e)           The Escrow Agent may consult outside counsel of its own choice and shall exercise reasonable care in the selection of such counsel. In the event of any question as to the construction of any provisions hereof or its duties under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.

(f)            The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct caused losses.

(g)           The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise shall be read into this Escrow Agreement against the Escrow Agent.

The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Escrow Agreement or with respect to the form of execution of the same. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct caused  losses.

(h)           In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Subscriber, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, with proper jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Subscriber Funds, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

(i)            In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)            IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(k)           The parties hereto agree that the Escrow Agent had no role in the preparation of the Offering Document (including the Subscription Agreement and other exhibits thereto) and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(l)            The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering Document or any other document related to the Offering (including the Subscription Agreement and other exhibits thereto) or the issuance, offering or sale of the Securities.

(m)          The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscriber Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

7.                                      Escrow Agent’s Fee.

The Escrow Agent shall be entitled to compensation for its services and reimbursed for reasonable and documented out-of-pocket ordinary costs incurred as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s ordinary services as contemplated by this Escrow Agreement; provided should it become necessary for the Escrow Agent to perform extraordinary services, the Escrow Agent shall be entitled reasonable additional compensation therefor and reimbursed for reasonable out-of-pocket extraordinary costs (including, but not limited to, attorney’s fees). The Company’s obligations under this Section 7 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

8.                                      Investment of Subscriber Funds; Income Allocation and Reporting; Patriot Act Compliance

(a)           Upon receipt of the Subscriber Funds, the Escrow Agent shall hold such funds in escrow pursuant to the terms of this Escrow Agreement. The Escrow Agent shall invest and reinvest the Subscriber Funds, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent by the Company. In the absence of investment instructions from the Company, the Escrow Agent shall deposit and invest and reinvest the Subscriber Funds, including any and all interest and investment income, in UMB Money Market Special, a UMB money market deposit account. Any interest received by the Escrow Agent with respect to the Subscriber Funds, including reinvested interest shall become part of the Subscriber Funds, and shall be disbursed pursuant to this Escrow Agreement. The Company agrees that, for tax reporting purposes, all interest or other taxable income earned on the Subscriber Funds in any tax year shall be taxable to the Company. Notwithstanding anything herein to the contrary, funds in the Escrow Account may only be invested in “Short Term Investments” in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended; provided the Escrow Agent may rely conclusively upon the instructions of the Company in making any investment of Subscriber Funds hereunder and shall have no obligation to determine whether an investment complies with any and all applicable laws or regulations. The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activity in such account since the last report.

(b)           The Escrow Agent shall be entitled to sell or redeem any such investments as the Escrow Agent deems necessary to make any payments or distributions required under this Escrow Agreement.

(c)           Pursuant to the subscription agreement completed by Subscribers, the Company and the Dealer Manager agree to provide the Escrow Agent completed IRS Forms W-9 (or IRS Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) at the time of execution of this Escrow Agreement and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The parties hereto understand that if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement. The Company shall be treated as the owner of the Subscriber Funds for federal and state income tax purposes and the Company will report all income, if any, that is earned on, or derived from, the Subscriber Funds deposited in the Escrow Account (the “Escrow Income”)  as its income (other than Escrow Income that is paid to a Subscriber pursuant to Section 2(d) or Section 4), in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

(d)           At any time pursuant to Section 2(d) or Section 4 of this Escrow Agreement Escrow

Income is to be paid to a Subscriber, the Escrow Agent shall promptly provide directly to such Subscriber the amount of Escrow Income payable to such Subscriber; provided that the Escrow Agent is in possession of such Subscriber’s Tax Reporting Documentation. In the event the Tax Reporting Documentation is not received for each Subscriber, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any Escrow Income attributable to those Subscribers for whom the Escrow Agent does not possess the Tax Reporting Documentation. Escrow Income shall be remitted directly to Subscribers at the address provided by the Dealer Manager or the Company to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon, and without any deductions for escrow expenses.

9.                                      Notices.

All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission bearing an authorized signature to the facsimile/email address number given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

CIM Commercial Trust Corporation

17950 Preston Road, Suite 600

Dallas, TX 75252

Phone: (972) 349-3200

Facsimile: (972) 349-3269

Attn: Jan Salit / David Thompson

With a copy to

CIM Commercial Trust Corporation

c/o CIM Investment Advisors, LLC

4700 Wilshire Boulevard

Los Angeles, CA 90010

Facsimile: (323) 860-4901

Attn: General Counsel

E-mail: generalcounsel@cimgroup.com

If to Dealer Manager:	International Assets Advisory, LLC 300 S. Orange Ave., Suite 1100 Orlando, FL 32801 Facsimile: (407) 254-1505 Attn: Edward R. Cofrancesco

If to Escrow Agent:	UMB Bank, N.A. Corporate Trust & Escrow Services 5910 N. Central Expressway, Suite 1900 Dallas, TX 75206 Attn: Madelyn Wallace Phone: (214) 389-5911 E-mail: madelyn.wallace@umb.com

Any party may change its address for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

10.                               Indemnification of Escrow Agent.

The Company and the Dealer Manager hereby jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense including, without limitation, reasonable documented counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates except to the extent such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 10 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

11.                               Resignation.

The Escrow Agent may resign upon sixty (60) calendar days’ advance written notice to the parties hereto. If a successor escrow agent is not appointed within the sixty (60) calendar day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Subscriber Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

12.                               Successors and Assigns.

Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

13.                               Governing Law; Jurisdiction.

This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

14.                               Severability.

In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

15.                               Amendments; Waivers.

This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company and the Dealer Manager agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

16.                               Entire Agreement.

This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

17.                               References to Escrow Agent.

Other than the Offering Document, any of the other documents related to the Offering (including the subscription agreement and exhibits thereto) and any amendments thereof or supplements thereto, no printed or other matter in any language (including, without limitation, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Dealer Manager, or on the Company’s or Dealer Manager’s behalf unless the Escrow Agent shall first have given its specific written consent thereto. Notwithstanding the foregoing, any amendment or supplement to the Offering Document or any other document related to the Offering (including the subscription agreement and exhibits thereto) that revises, alters, modifies, changes or adds to the description of the Escrow Agent or its rights, powers or duties hereunder shall not be issued by the Company or the Dealer Manager, or on the Company’s or the Dealer Manager’s behalf, unless the Escrow Agent has first given specific written consent thereto.

18.                               Section Headings.

The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

19.                               Counterparts.

This Escrow Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

20.                               Electronic Transactions.

The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

21.                               OFAC Search Duties.

The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each Instrument of Payment for funds greater than one hundred thousand dollars ($100,000.00) and shall inform the Company if an Instrument of Payment fails the OFAC search.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

CIM COMMERCIAL TRUST CORPORATION

/s/ David Thompson
Name: David Thompson Title: Chief Financial Officer

INTERNATIONAL ASSETS ADVISORY, LLC as Dealer Manager

/s/ David Weinberger
Name: David Weinberger Title: Chief Financial Officer

UMB BANK, N.A., as Escrow Agent

/s/ Lara L. Stevens
Name: Lara L. Stevens Title: Vice President

EXHIBIT A

LIST OF SUBSCRIBERS

Pursuant to the Escrow Agreement dated June 28, 2016 by and between CIM Commercial Trust Corporation (the “Company”), International Assets Advisory, LLC (the “Dealer Manager”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the Company and the Dealer Manager hereby certify that the following investors have paid money for the purchase of the Securities in the Company and the money has been deposited with the Escrow Agent:

1.             Name of Subscriber:

Address:

Tax Identification Number:

Amount and class of Securities subscribed for:

Amount of money paid and deposited with Escrow Agent:

2.             Name of Subscriber:

Address:

Tax Identification Number:

Amount and class of Securities subscribed for:

Amount of money paid and deposited with Escrow Agent:

INTERNATIONAL ASSETS ADVISORY, LLC as Dealer Manager

By:

Its:

CIM COMMERCIAL TRUST CORPORATION

By:

Its:

EXHIBIT B

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of CIM Commercial Trust Corporation, and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of CIM Commercial Trust Corporation.

Name/Title	Specimen Signature

Charles E. Garner II/Chief Executive Officer	/s/ Charles E. Garner II

David Thompson/Chief Financial Officer	/s/ David Thompson

Barry N. Berlin/Executive Vice President - Finance and Accounting	/s/ Barry N. Berlin

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of International Assets Advisory, LLC, and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of International Assets Advisory, LLC.

Name/Title	Specimen Signature

David Weinberger/Chief Financial Officer	/s/ David Weinberger

EXHIBIT C

ESCROW AGENT FEE

Acceptance Fee
Review escrow agreement, establish account	$3,000

Annual Fees
Annual Escrow Agent	$6,000

Transactional Fees
Outgoing Wire Transfer	$35 each
Check Deposits	$10.00 each
Overnight Delivery/Mailings	$16.50 each
IRS Tax Reporting	$10 per 1099

Acceptance fee and first year Annual Fees will be payable at the initiation of the escrow.  Thereafter, the Annual Fees will be billed annually in advance and Transactional Fees will be billed quarterly in arrears. Other fees and expenses will be billed as incurred.

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate.

All reasonable and documented out-of-pocket expenses related to the administration of the Escrow Agreement such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable.